                                                                   EXHIBIT 10.17


                                  July 25, 2002

Mr. Alan W. Crellin
21926 Castlehill Court
Ashburn, VA 20147

Dear Al:

As you know, US Airways, Inc. (the "Company") is implementing a financial restructuring designed to significantly reduce its operating costs (the "2002 Restructuring Program"). Part of the 2002 Restructuring Program involves changes in the compensation and benefits programs of all employees, including officers. Specifically, pursuant to this 2002 Restructuring Program:

1.   your salary will be reduced by 17%;

2. your vacation time will be reduced by one week during the first year of the program and will be capped at a maximum of 5 weeks thereafter;

3. annual sick leave accrual will be reduced from 12 to 11 days by eliminating the accrual for August;

4. US Airways' health plan coverage will be changed to one national medical PPO and dental plan and your contribution rate for such plans will be established by the Company and may be increased from time to time;

5. you will not receive any payments pursuant to the Incentive Compensation Plan for fiscal years 2002 and 2003;

6. you will not receive any payments pursuant to the Long Term Incentive Plan for performance periods ending with fiscal years 2002 and 2003; and

7. your split dollar life insurance benefit, long term disability benefit and supplemental retirement arrangement will be based upon your salary of record immediately prior to the reduction of your salary.

Mr. Alan W. Crellin
July 25, 2002
Page 2


You agree that (1) the foregoing actions will not, either separately or in the aggregate, constitute "Good Reason", as such term is defined in the Severance Agreement entered into as of June 26, 2002 between you and the Company (the "Agreement"), (2) Section 6 of the Agreement shall be applied as if your salary was not reduced as described in paragraph 1 above and (3) if, pursuant to the Agreement, you become entitled to continuation of health benefits following your termination of employment, the benefits to which you will be entitled will be provided on the same basis as such benefits are provided to active executive vice presidents of the Company (or, in none, senior vice presidents), and as benefits may be amended from time to time.

As applicable, this letter will be deemed to constitute a written amendment to your Agreement.

Please acknowledge your agreement to the foregoing by signing this letter in the space provided below and returning it to me.

                                            Sincerely,


                                            Jennifer C. McGarey

AGREED TO AND ACCEPTED


---------------------------
Alan W. Crellin